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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): September 8, 2000



                             TELENETICS CORPORATION
             (Exact name of registrant as specified in its charter)



           California                                             33-0061894
(State or Other Jurisdiction of          0-16580                (IRS Employer
         Incorporation)          (Commission File Number)    Identification No.)



                               25111 Arctic Ocean
                              Lake Forest, CA 92630
                    (Address of Principal Executive Offices)


                                 (949) 455-4000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report.)


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Item 5.  Other Events

         On September 8, 2000, the Board of Directors ("Board") of Telenetics Corporation (the "Company") held a special meeting at which the Board unanimously approved a reorganization of its top management, effective as of September 8, 2000, with the goal of enhancing the Company's ability to grow its business and maintain its leadership role in the wireless remote monitoring and data collection market.

         The Board named Ms. Shala Shashani, who has been a director of the Company since September 1996, as the Company's new Chairman. The Board amended the Company's Restated and Amended Bylaws to create the position of Chairman Emeritus for Mr. Michael Armani, who had served as a director and President of the Company since July 1993 and as Chairman and Chief Executive Officer of the Company since September 1996. The Board also filled the existing vacancy on the Board by appointing Mr. Brad Jacobs, who has been an advisor to the Board since February 1999.

         The Board appointed Mr. Terry Parker, who has been a director of the Company since June 2000, as the Company's new Chief Executive Officer and President. The Board appointed Mr. John McLean, who has served as Acting Chief Operating Officer of the Company since July 2000, to the position of Chief Operating Officer.

         In addition to making the management changes described above, the Board granted fully-vested non-qualified options to purchase up to 20,000 shares of common stock at an exercise price of $2.594, which was the closing sale price of a share of the Company's common stock on the date of grant, to each of Messrs. Armani and Parker in connection with their new positions as non-employee directors. Mr. Armani's remaining performance- based options to purchase up to 400,000 shares of common stock lapsed because they were not vested as of September 8, 2000.

         The Board also unanimously adopted effective as of September 8, 2000, a revised non-employee director compensation program to be effective until revised by the Board. The program provides that each of the Company's non-employee directors continues to be entitled to receive $5,000 per year as compensation for serving as a director of the Company and to be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Also, each non-employee director will receive an annual grant commencing on August 31, 2001 of a fully-vested non-qualified stock option to purchase up to 20,000 shares of the Company's common stock at an exercise price per share equal to the closing sale price of a share of the Company's common stock on that date. Employee directors are not entitled to any additional compensation for attendance at meetings of the Board or any committee.


Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

                  3.1 Amendment to Restated and Amended Bylaws effective as of September 8, 2000


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2000
                                                     TELENETICS CORPORATION


                                                     By: /S/ David L. Stone
                                                         ---------------------
                                                         David L. Stone
                                                         Chief Financial Officer